SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                        CBL & Associates Properties, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                         1-12494                     62-1545718
--------                         -------                     ----------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


  CBL Center, 2030 Hamilton Place Blvd., Suite 500 Chattanooga, Tennessee 37421
  -----------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (423) 855-0001
                                                           --------------

                                       N/A
                         ------------------------------
          (Former name or former address, if changed since last report)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
-------------------                          ------------------------------
8.75% Series B Cumulative Redeemable         New York Stock Exchange
Preferred Stock, $.01 par value

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-47041

     Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant's Securities to be Registered.

     The description of the Registrant's 8.75% Series B Cumulative Redeemable Preferred Stock, $.01 par value, under the caption "Description of Series B Preferred Stock" in the Registrant's Prospectus Supplement (i) as filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 11, 2002, and (ii) relating to the Registrant's Registration Statement on Form S-3 (File No. 333-47041), is incorporated herein by reference.


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


Item 2.        Exhibits

  1. Amended and Restated Certificate of Incorporation of the Registrant, dated November 2, 1993 (incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (No. 33-67372), as filed with the Commission on January 27, 1994).

  2. Amended and Restated Bylaws of the Registrant, dated October 27, 1993 (incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (No. 33-67372), as filed with the Commission on January 27, 1994).

  3. Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated May 2, 1996 (incorporated by reference to Exhibit B to the Registrant's Definitive Schedule 14A, as filed with the Commission on April 1,
               1996).

  4. Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated January 31, 2001 (incorporated by reference to the Registrant's Form 8-K, as filed with the Commission on February 6, 2001)

  5. Certificate of Designations, dated June 25, 1998, relating to the 9% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on June 24, 1998).

  6. Certificate of Designation, dated April 30, 1999, relating to the Series 1999 Junior Participating Preferred Stock (incorporated by reference to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on May 4, 1999).

  7. Specimen of the Registrant's 8.75% Series B Cumulative Redeemable Preferred Stock Certificate (filed herewith).


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


                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                        By: /s/ John N. Foy
                                            ------------------------------
                                            Name:  John Foy
                                            Title: Vice Chairman of the Board
                                                   and Chief Financial Officer
June 11, 2002


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


                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

  1. Amended and Restated Certificate of Incorporation of the Registrant, dated November 2, 1993 (incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (No. 33-67372), as filed with the Commission on January 27, 1994).

  2. Amended and Restated Bylaws of the Registrant, dated October 27, 1993 (incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (No. 33-67372), as filed with the Commission on January 27, 1994).

  3. Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated May 2, 1996 (incorporated by reference to Exhibit B to the Registrant's Definitive Schedule 14A, as filed with the Commission on April 1,
               1996).

  4. Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated January 31, 2001 (incorporated by reference to the Registrant's Form 8-K, as filed with the Commission on February 6, 2001)

  5. Certificate of Designations, dated June 25, 1998, relating to the 9% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on June 24, 1998).

  6. Certificate of Designation, dated April 30, 1999, relating to the Series 1999 Junior Participating Preferred Stock (incorporated by reference to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on May 4, 1999).

  7. Specimen of the Registrant's 8.75% Series B Cumulative Redeemable Preferred Stock Certificate (filed herewith).